                                                       ORIGINAL COPY FILED
                                                  SECRETARY OF STATE OF KENTUCKY
                                                           [ILLEGIBLE]

                                                           APR 15 1988
                                                              $35.00
                                                          /s/[ILLEGIBLE]
                                                        SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                             EASTERN RESOURCES, INC.

      The undersigned, desiring to form a corporation, does hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

      The name of the Corporation shall be Eastern Resources, Inc.

                                   ARTICLE II

      The duration of this corporation is perpetual.

                                   ARTICLE III

      The purpose for which the Corporation is organized is to engage in the transactions of any or all lawful business for which corporations may be incorporated under the provisions of the Kentucky Revised Statutes.

                                   ARTICLE IV

      The Corporation shall have the authority to issue one thousand (1,000) shares of no par value commons stock. Each share shall carry one (1) vote and there will be no other class of stock.

                                    ARTICLE V

      The mailing address of the Corporation's principal office in this State shall be Bypass 670, J. Smith Coal, Providence, Kentucky 42450, and the name of the Corporation's registered agent and the registered office shall be CT Corporation System, Kentucky Home Life Building, Louisville, Kentucky 40202.

                                   ARTICLE VI

      The number of directors constituting the initial Board of Directors of this Corporation shall be three (3) and the names and addresses of the persons who are to serve as directors until the [ILLEGIBLE] annual meeting of the shareholders or until his successor or successors are elected and qualified is Martin M. Berliner, 1700 Lincoln Street, #4700, Denver, Colorado 80203, Larry D. Gallegos, 1700 Lincoln Street, #4700, Denver, Colorado 80203, and Betty Neubert, Lincoln Street, #1700, Denver, Colorado 80203.

      The Board of Directors shall have authority to increase or decrease their number by amendment to the corporate bylaws.

                                  ARTICLE VII

      The name and address of the incorporator of said Corporation shall be Martin M. Berliner, 1700 Lincoln Street, #4700, Denver, Colorado 80203.

                                  ARTICLE VIII

      Provisions for the regulation of the internal affairs of the Corporation are to be more fully defined by the bylaws of said Corporation and the Board of Directors may, from time to time, by a vote of the majority of its numbers, make, alter, amend or rescind any of the bylaws of this Corporation.

                                   ARTICLE IX

      The general officers of this Corporation shall be a President, a Secretary and a Treasurer.


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

               [LETTERHEAD OF O'CONNOR & HANNAN, ATTORNEYS AT LAW]

                                     April 12, 1988

FEDERAL  EXPRESS

Kentucky Secretary of State
Corp. Dept.
State Capital Building
Frankfort, Kentucky 40601

      Re: Eastern Resources, Inc.

Ladies and Gentlemen:

      Enclosed are two originally executed copies of Articles of Incorporation. Please file one and return one file stamped copy to us in the enclosed Federal Express envelope.

      If you have any questions or comments, please contact the undersigned at the telephone number set forth above.

                                     Sincerely,


                                     /s/ Christopher G. Young

                                     Christopher G. Young
                                     Legal Assistant

CGY/sp
Enclosures

                                                       ORIGINAL COPY FILED
                                                  SECRETARY OF STATE OF KENTUCKY
                                                           [ILLEGIBLE]

                                                           OCT 29 1988
                                                              $35.00
                                                          /s/[ILLEGIBLE]
                                                        SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                             EASTERN RESOURCES, INC.

      The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of the "Kentucky Business Corporation Act" of the Commonwealth of Kentucky, hereby executes the following Articles of Amendment:

      ARTICLE FIRST: The name of the corporation is: Eastern Resources, Inc.

      ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by the "Kentucky Business Corporation Act" of the Commonwealth of Kentucky:

      Article V is hereby amended by deleting the paragraph in its entirety and substituting therefor the following new Article V:

                                    ARTICLE V

            The mailing address at the Corporation's principal and registered office in this State shall be: P.O. Box 38, Bypass 670, Providence, Kentucky 42450, and the registered agent for service of process shall be determined from time to time by the Board of Directors.

      Article IX is hereby amended by deleting said Article in its entirety.

      ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendments was 1,000; and the number of shares of each class entitled to vote as a class on the adoption of said amendments and the designation of each such class were as follows: 1,000 shares of common stock.

      ARTICLE FOURTH: The number of shares voted for said amendments was 1,000; and the number of shares voted against said amendments was "0".

      IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its President, and its corporate seal to be hereto affixed, attested by its Secretary, as of the 1st day of June, 1988.

                                          Eastern Resources, Inc.


                                          By: /s/ P. Ron Siler
                                              ------------------------
                                              P. Ron Siler, President

ATTEST:


C. H. Arbaugh
------------------------
C. H. Arbaugh, Secretary


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

STATE OF INDIANA         )
                         )SS:
VANDERBURGH COUNTY       )

      I, Norma G. Richter, a Notary Public, do hereby certify that on the [ILLEGIBLE] day of June, 1988, P. Ron Siler and C. H. Arbaugh personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                       /s/ Norma G. Richter
                                       -------------------------------
                                       Norma G. Richter, Notary Public

My Commission Expires:

      10-22-89                         Notary Public resides in
---------------------                  Vanderburgh County, Indiana.


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